EXHIBIT 21.1

SUBSIDIARIES LIST

Entity Name	Jurisdiction of Incorporation or Formation

800 Superior, LLC	Delaware
Agent Alliance Reinsurance Company, Ltd.	Bermuda
AII Insurance Management Limited	Bermuda
AII Investment Holdings Ltd.	Bermuda
AII Reinsurance Broker, Ltd.	Bermuda
AIU Management Services Limited	Ireland
AMT Capital Alpha, LLC	Delaware
AMT Capital Holdings, S. A.	Luxembourg
AMT Capital Investments, LLC	Delaware
AMT Capital Services, Inc.	Delaware
AMT Warranty Corp.	Delaware
AMT Warranty Corp. of Canada, ULC	Alberta, Canada
AmTrust Captive Solutions Limited	Luxembourg
AmTrust E&S Insurance Services, Inc.	Delaware
AmTrust Europe Ltd.	England
AmTrust Europe Legal, Ltd.	England
AmTrust Holdings Luxembourg S.A.R.L.	Luxembourg
AmTrust Insurance Company of Kansas, Inc.	Kansas
AmTrust Insurance Spain, S. L.	Spain
AmTrust International Insurance, Ltd.	Bermuda
AmTrust International Underwriters Limited	Ireland
AmTrust Lloyd’s Corporation	Texas
AmTrust Lloyd’s Insurance Company of Texas	Texas
AmTrust Management Services Ltd.	England
AmTrust (Nevis) Holdings Ltd	Nevis
AmTrust (Nevis) Limited	Nevis
AmTrust Nordic AB	Sweden
AmTrust North America, Inc.	Delaware
AmTrust North America of Florida, Inc.	Florida
AmTrust North America of Texas, Inc.	Delaware
AmTrust Re Alpha	Luxembourg
AmTrust Re Kappa	Luxembourg
AmTrust Re Zeta	Luxembourg
AmTrust Re 2007 (Luxembourg)	Luxembourg
AmTrust Underwriters, Inc.	Delaware
AMTS Holding Corp.	Delaware
Associated Industries Insurance Company, Inc.	Florida
Boca NW65, LLC	Delaware
Builders & Tradesmen’s Insurance Services, Inc.	California
Caravan Security Storage Limited	England
Direct Reinsurance, Ltd.	Turks and Caicos Islands
I.G.I. Administration Services Limited	England
I.G.I. Group Limited	England
I.G.I. Intermediaries, Ltd.	England
I.G.I. Underwriting Agency, Inc.	New York
LAE Insurance Services, Inc.	California
MCM – Medmal Claims Management S.r.l.	Italy
Milwaukee Casualty Insurance Co.	Wisconsin
Naxos Avondale Insurance, Inc.	California
Oakwood Village Ltd.	England
PBOA, Inc.	Florida

Entity Name	Jurisdiction of Incorporation or Formation

Pedigree Livestock Insurance Limited	England
Right2Claim Limited	England
Risk Services-Arizona, Inc.	Arizona
Risk Services (Bermuda), Ltd.	Bermuda
Risk Services-(Hawaii), Ltd.	Hawaii
Risk Services Intermediaries (Bermuda), Ltd.	Bermuda
Risk Services, LLC	Virginia
Risk Services-Nevada, Inc.	Nevada
Risk Services-Vermont, Inc.	Vermont
Rochdale Insurance Company	New York
Rock Run South, LLC	Delaware
RS Acquisition Holdco, LLC	Delaware
Security National Insurance Company	Texas
Signal Acquisition LLC	Delaware
Signal Service Solutions, LLC	Delaware
Technology Insurance Company, Inc.	New Hampshire
The Princeton Agency, Inc.	New Jersey
Tiger Capital, LLC	Delaware
Vemeco, Inc.	Connecticut
Warrantech Automotive, Inc.	Connecticut
Warrantech Automotive of Canada, Inc.	Canada
Warrantech Automotive of Florida, Inc.	Florida
Warrantech Caribbean, LTD.	Cayman Islands
Warrantech Consumer Product Services, Inc.	Connecticut
Warrantech Corporation	Nevada
Warrantech Direct I, L.P.	Texas
Warrantech Direct, Inc.	Texas
Warrantech Home Assurance Company	Florida
Warrantech Home Service Company	Connecticut
Warrantech International, Inc.	Delaware
Warrantech International de Chile	Chile
Warrantech Management Company	Delaware
Warrantech Management Holding Company	Delaware
Warrantech Management Limited Partnership	Texas
Warrantech Mexico, S de RL de CV	Mexico
Warrantech Peru SRL	Peru
WCPS of Florida, Inc.	Florida
W Direct Corp.	Delaware
WHSC Direct, Inc.	Texas
Wesco Insurance Company	Delaware
Westport Reinsurance Limited	Turks and Caicos Islands
Westside Parkway GA, LLC	Delaware